UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
June 6, 2006
(Date of earliest event reported)
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas	0-20774	75-2142963
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

1231 Greenway Drive, Suite 600
Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger
Press Release

Item 1.01 Entry into a Material Definitive Agreement;
     On June 6, 2006, Ace Cash Express, Inc., a Texas corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ace Holdings I, LLC, a Delaware limited liability company formed by JLL Partners Fund V, L.P. (“Ace Holdings”), and Ranger Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of Ace Holdings (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company as the surviving corporation (the “Merger”).
     Under the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company will be converted into the right to receive $30.00 in cash (the “Merger Consideration”). Following consummation of the Merger, the Company will be a wholly-owned subsidiary of Ace Holdings.
     Completion of the Merger is subject to the satisfaction of closing conditions set forth in the Merger Agreement, including approval by the affirmative vote of a majority of the outstanding shares of Company common stock and the receipt of certain regulatory and other approvals. The Merger is anticipated to close in the fourth quarter of 2006.
     The foregoing description of the Merger, the Merger Agreement and related transactions and agreements is qualified in its entirety by the terms of the Merger Agreement, which is attached hereto as Exhibit 2.1, and the press release issued by the Company related thereto, which is attached hereto as Exhibit 99.1, each of which is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
2.1	Agreement and Plan of Merger, dated June 6, 2006, by and among Ace Holdings I, LLC, Ranger Merger Sub, Inc. and the Registrant.

99.1	Press release issued by the Registrant, dated June 7, 2006.
[Signature Page Follows]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.

Dated: June 7, 2006	By:	/s/ WALTER E. EVANS

Walter E. Evans
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 6, 2006, by and among Ace Holdings I, LLC, Ranger Merger Sub, Inc. and the Registrant.

99.1	Press release issued by the Registrant, dated June 7, 2006.